EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated September 28, 2005, included in this Form 10-KSB in the previously filed Registration Statement of Dimensional Visions Incorporated on Form S-8 (File No. 333-115815, effective May 24, 2004).

/s/ Shelley International CPA ------------------------------ Shelley International CPA Mesa Arizona September 28, 2005